CERTIFICATE OF TRUST OF

                             TEMPLETON INCOME TRUST

     This Certificate of Trust of Templeton Income Trust, a statutory trust (the "Trust"), executed by the undersigned trustees, and filed under and in accordance with the provisions of the Delaware Statutory Trust Act (12 DEL. C. ss. 3801 et seq.) (the "Act"), sets forth the following:

     FIRST: The name of the statutory trust formed hereby is Templeton Income Trust.

     SECOND: The address of the registered office of the Trust in the State of Delaware is 300 Delaware Avenue, Suite 800, Wilmington, New Castle County, Delaware 19801. The name of the Trust's registered agent at such address is SR Services, LLC.

     THIRD: The Trust formed hereby is or will become an investment company registered under the Investment Company Act of 1940, as amended (15 U.S.C. ss.ss. 80a-1 et seq.).

     FOURTH: Pursuant to Section 3804 of the Act, the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to a particular series, whether such series is now authorized and existing pursuant to the governing instrument of the Trust or is hereafter authorized and existing pursuant to said governing instrument, shall be enforceable against the assets associated with such series only, and not against the assets of the Trust generally or any other series thereof, and, except as otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

     FIFTH: The Trust is formed effective as of October 18, 2006.

     SIXTH: This Certificate of Trust may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned, being all of the trustees of Templeton Income Trust, have duly executed this Certificate of Trust as of the 18th day of October, 2006.

/s/HARRIS J. ASHTON                           /s/NICHOLAS F. BRADY
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Harris J. Ashton, Trustee                     Nicholas F. Brady, Trustee

/s/FRANK J. CROTHERS                          /s/EDITH E. HOLIDAY
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Frank J. Crothers, Trustee                    Edith E. Holiday, Trustee

/s/CHARLES B. JOHNSON                         /s/DAVID W. NIEMIEC
------------------------------------          ---------------------------
Charles B. Johnson, Trustee                   David W. Niemiec, Trustee

/s/FRANK A. OLSON                             /s/LARRY D. THOMPSON
---------------------------------             ---------------------------
Frank A. Olson, Trustee                       Larry D. Thompson, Trustee

/s/CONSTANTINE D. TSERETOPOULOS               /s/ROBERT E. WADE
-----------------------------------           ---------------------------
Constantine D. Tseretopoulos, Trustee         Robert E. Wade, Trustee